Exhibit 10.17
EXECUTION VERSION
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 9, 2023, by and among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, the Issuing Banks party hereto and TRUIST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto, and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of February 18, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Administrative Agent, the Lenders and the Issuing Banks agree to amend and waive certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent, the Lenders and the Issuing Banks party hereto have agreed to such amendments and waiver, in each case subject to the terms and conditions hereof.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:
SECTION 1.Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2.Amendments to Credit Agreement.
(a)Amendments to Section 1.1.
(i)Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined term thereto in appropriate alphabetical order:
“Dollar Equivalent” means (a) as to any amount denominated in Dollars, the amount thereof and (b) as to any amount denominated in any currency other than Dollars, the amount of Dollars into which such amount could be converted using the sell rate of exchange for such currency set forth from time to time by the Administrative Agent (or if the Administrative Agent does not maintain an exchange rate for the applicable currency, any spot rate of exchange selected by the Administrative Agent in its reasonable discretion from time to time) on the date which is two (2) Business Days before the applicable date of determination.

(ii)Section 1.1 of the Credit Agreement is hereby amended by replacing the words “ending on” in clause (iv) of the definition of “Interest Period” with the words “ending on or before”.
(b)Amendment to Section 1.8.    Section 1.8 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
Section 1.8    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. All payments, calculations and determinations hereunder (including, without limitation, with respect to participations and reimbursements by Lenders and reimbursements and cash collateralization by the Borrower) with respect to any Letter of Credit issued in a currency other than Dollars (other than with respect to the applicable Issuing Bank’s underlying obligation to make payments to the beneficiary of such Letter of Credit in such other currency) shall be made in Dollars and based on Dollar Equivalent amounts.
(c)Amendment to Article I. Article I of the Credit Agreement is hereby amended by adding the following new Section 1.10 thereto:
Section 1.10    Currency Translations. Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall at all times be deemed to refer to the Dollar Equivalent thereof, as the case may be, and all certificates delivered under this Agreement shall, unless otherwise consented to by the Administrative Agent, express such calculations or determinations in Dollars or the Dollar Equivalent thereof, as the case may be.
(d)Amendment to Section 2.9. Section 2.9(b) of the Credit Agreement is hereby amended by replacing the word “day” therein with the words “Business Day”.
(e)Amendments to Section 2.22.
(i)Section 2.22(a)(i) of the Credit Agreement is hereby amended by replacing the words “each Letter of Credit shall be in a stated amount of at least $100,000” therein with the words “each Letter of Credit shall be (A) denominated in Dollars or such other currency as shall be acceptable to the Administrative Agent and the applicable Issuing Bank in their sole discretion and (B) in a stated amount of at least $10,000 (or the Dollar Equivalent thereof)”.
(ii)Section 2.22(a)(ii) of the Credit Agreement is hereby amended by replacing the words “aggregate amount” therein with the words “aggregate Dollar Equivalent amount”.
(iii)Section 2.22(b) of the Credit Agreement is hereby amended by inserting the words “the requested currency of such Letter of Credit for any request that a Letter of Credit be issued in a currency other than Dollars,” immediately after the words “the amount of such Letter of Credit,” therein.
(iv)The fourth sentence of Section 2.22(d) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
Unless the Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such Issuing Bank (in Dollars) for the Dollar Equivalent amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing (in Dollars) on the date on which such drawing is honored in an exact amount equal to the Dollar Equivalent amount due to such Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 shall not be applicable.

(v)The first sentence of Section 2.22(e) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the applicable Issuing Bank) shall be obligated to fund (in Dollars) the participation that such Lender purchased pursuant to paragraph of this Section in an amount equal to its Pro Rata Share of the Dollar Equivalent of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred.
(vi)The last sentence of Section 2.22(e) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
Whenever, at any time after an Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, such Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such Issuing Bank, as the case may be, will distribute to such Lender (in Dollars) its Pro Rata Share of the Dollar Equivalent of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the applicable Issuing Bank any portion thereof previously distributed by the Administrative Agent or such Issuing Bank to it.

(f)Amendment to Section 5.1(f).     Section 5.1(f) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
as soon as available and in any event within 60 days after the end of the calendar year, forecasts and a pro forma budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow;
(g)Amendment to Article X. Article X of the Credit Agreement is hereby amended by adding the following new Section 10.21 thereto:
Section 10.21    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Loan Party hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Loan Party in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Loan Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.21(c), such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Loan Party.
SECTION 3.Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between the Borrower and the Administrative Agent:
(a)the Administrative Agent’s receipt of this Agreement duly executed by each of (i) the Loan Parties, (ii) the Required Lenders, (iii) the Issuing Banks, and (iv) the Administrative Agent; and
(b)the Borrower shall have paid all reasonable, out-of-pocket costs and expenses of the Administrative Agent due and payable on or prior to the date hereof, including, without limitation, reasonable fees, charges and disbursements of counsel for the Administrative Agent, required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
SECTION 4.Limited Waiver. The Borrower acknowledges that (i) an Event of Default has occurred as a result of the Borrower’s failure to timely deliver the forecasts and pro forma budget for the Fiscal Year commenced January 1, 2023 as required pursuant to Section 5.1(f) of the Credit Agreement (the “Budget Event of Default”) and (ii) certain other Events of Default may have occurred under the Credit Agreement solely as a result of the Budget Event of Default (including with respect to any representation and warranty given or deemed given as if such Budget Event of Default were not in existence or any notice requirement relating to such Budget Event of Default) (collectively, and together with the Budget Event of Default, the “Specified Events of Default”). Subject to, and in accordance with, the terms and conditions set forth herein, the Lenders hereby waive the Specified Events of Default.
SECTION 5.Miscellaneous Terms.
(a)Loan Document. For avoidance of doubt, the Loan Parties, the Lenders party hereto, the Issuing Banks party hereto and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.
(b)Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.
(c)No Novation or Mutual Departure. The Loan Parties expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments and limited waiver contained in Sections 2 and 4 above, (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s or Issuing Bank’s right to demand payment of liabilities owing from the Borrower or any other Loan Party to the Administrative Agent or the Lenders or Issuing Banks under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan

Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of an Event of Default under the Credit Agreement or the other Loan Documents (provided that it is acknowledged and agreed (x) by the Borrower, as further set forth in Section 5(e) below, that as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default and (y) by the Administrative Agent that as of the date hereof, it has not received written notice from the Borrower stating that a Default or Event of Default has occurred and is continuing (other than the Specified Events of Default)), and (iii) the limited waiver granted in Section 4 above applies to the Specified Events of Default but shall not apply to any other past, present, or future noncompliance with any provision of the Credit Agreement or any of the other Loan Documents and does not constitute any course of dealing between the Administrative Agent, the Lenders, and the Loan Parties.
(d)Ratification. Each Loan Party hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof, after giving effect to the terms hereof, and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).
(e)No Default. To induce Lenders to enter into this Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrower or arising out of or with respect to any of the Loans or other obligations of Borrower owed to Lenders under the Credit Agreement or any other Loan Document.
(f)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
(g)Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) or electronic signature as permitted by Section 10.17 of the Credit Agreement shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party so delivering an executed counterpart of this Agreement by facsimile, telecopy, other electronic method of transmission or electronic signature shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
(h)Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
(i)Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(j)Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(k)Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
(l)Reaffirmation. Each Guarantor (i) consents to the execution and delivery of this Agreement, (ii) reaffirms all of its obligations and covenants under the Loan Documents to which it is a party, and (iii) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this Agreement.
(Signature pages follow)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

[Kratos—First Amendment]

BORROWER: KRATOS DEFENSE & SECURITY SOLUTIONS, INC. By: /s/ Deanna H. Lund Name: Deanna H. Lund Title: EVP / CFO
GUARANTORS:
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
5-D SYSTEMS, INC.
BSC PARTNERS, LLC
CONSOLIDATED TURBINE SPECIALISTS LLC
CTT INC.
DALLASTOWN REALTY I, LLC
DALLASTOWN REALTY II, LLC
DIGITAL FUSION SOLUTIONS, INC.
DIGITAL FUSION, INC.
DTI ASSOCIATES, INC.
FLORIDA TURBINE TECHNOLOGIES, INC.
FTT AMERICA, LLC
GENERAL MICROWAVE CORPORATION
GENERAL MICROWAVE ISRAEL CORPORATION
GICHNER SYSTEMS GROUP, INC.
GICHNER SYSTEMS INTERNATIONAL, INC.
HAVERSTICK CONSULTING, INC.
HGS HOLDINGS, INC.
KRATOS ANTENNA HOLDINGS DIVISION, INC.
KRATOS ANTENNA SOLUTIONS CORPORATION
KRATOS ANTENNA SOLUTIONS GLOBAL CORPORATION

KRATOS ANTENNA SOLUTIONS INTERNATIONAL CORPORATION
KRATOS COMMUNICATIONS, INC.
KRATOS DEFENSE & ROCKET SUPPORT SERVICES, INC.
KRATOS INTEGRAL HOLDINGS, LLC
KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC.
KRATOS RT LOGIC, INC.
KRATOS S2, INC.
KRATOS SPACE & MISSILE DEFENSE SYSTEMS, INC.
KRATOS SRE, INC.
KRATOS SYSTEMS AND SOLUTIONS, INC.
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.
KRATOS UNMANNED AERIAL SYSTEMS, INC.
KRATOS UNMANNED SYSTEMS SOLUTIONS, INC.
KTT CORE, INC.
MICRO SYSTEMS, INC.
MSI ACQUISITION CORP.
SAT CORPORATION
SHADOW I, INC.
SHADOW II, INC.
SUMMIT RESEARCH CORPORATION TECHNICAL DIRECTIONS INC.

By: /s/ Deanna H. Lund
Name: Deanna H. Lund
Title: EVP / CFO

[Kratos—First Amendment]

TRUIST BANK, as the Administrative Agent, an Issuing Bank and a Lender By: /s/ Anika Kirs Name: Anika Kirs Title: Director

[Kratos—First Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank By: /s/ Lynn Braun Name: Lynn Braun Title: Executive Director

[Kratos—First Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank By: /s/ Eric H. Williams Name: Eric H. Williams Title: Senior Vice President

[Kratos—First Amendment]

GOLDMAN SACHS BANK USA, as a Lender and an Issuing Bank By: /s/ Keshia Leday Name: Keshia Leday Title: Authorized Signatory

[Kratos—First Amendment]

CITY NATIONAL BANK, as a Lender By: /s/ Katie McDowell Name: Katie McDowell Title: Senior Vice President

[Kratos—First Amendment]

MUFG UNION BANK, as a Lender By: /s/ Edmund Ozorio Name: Edmund Ozorio Title: Vice President

[Kratos—First Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Ira Allen Name: Ira Allen Title: Officer

[Kratos—First Amendment]

REGIONS BANK, as a Lender By: /s/ George Hunter Name: George Hunter Title: Vice President

[Kratos—First Amendment]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender By: /s/ M. Clair Harshbarger Name: M. Clair Harshbarger Title: Assistant Vice President

[Kratos—First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Paul F. Johnson Name: Paul F. Johnson Title: Vice President

[Kratos—First Amendment]

CADENCE BANK (FKA, BancorpSouth Bank), as a Lender By: /s/ Carson Thoma Name: Carson Thoma Title: Vice President

[Kratos—First Amendment]

ASSOCIATED BANK N.A., as a Lender By: /s/ Kyle Nass Name: Kyle Nass Title: Senior Vice President

[Kratos—First Amendment]

SYNOVUS BANK, as a Lender By: /s/ Robert Haley Name: Robert Haley Title: Corporate Banker

[Kratos—First Amendment]

TRUSTMARK NATIONAL BANK, as a Lender By: /s/ Robert F. Diehl, Jr. Name: Robert F. Diehl, Jr. Title: Executive Vice President

[Kratos—First Amendment]